SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                          _______________________


                                  FORM 8-K



                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of Earliest Event Reported): September 2, 1999



                          STERLING SOFTWARE, INC.
           (Exact Name of Registrant as Specified in its Charter)



       Delaware                        1-8465          75-1873956
     (State of                      (Commission       (IRS Employer
     Incorporation)                 File Number)      Identification No.)


 300 CRESCENT COURT, SUITE 1200, DALLAS, TEXAS                    75201
     (Address of Principal Executive Offices)                   (Zip Code)



 Registrant's telephone number, including area code:  (214) 981-1000



 ITEM 5.  OTHER EVENTS.

      On September 2, 1999, the Executive Committee of the Board of Directors of Sterling Software, Inc. (the "Company") approved a stock repurchase program authorizing the repurchase by the Company of up to five million shares of its outstanding common stock. Purchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions. The Company has approximately
 84.3 million shares of common stock outstanding.

      On September 3, 1999, the Company issued a press release disclosing the stock repurchase program and certain anticipated financial implications of the Company's recent acquisition of Information Advantage, Inc. and related reorganization activities. That press release is filed as an Exhibit to this Current Report on Form 8-K.


 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  Financial Statements of Business Acquired.

           Not applicable.

      (b)  Pro Forma Financial Information.

           Not applicable.

 (c)  Exhibits:

      Exhibit
      Number                   Exhibit
      -------                  -------

      99.1 Press release, dated September 3, 1999, issued by Sterling Software, Inc.*



 --------------------
 *  Filed herewith.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                          STERLING SOFTWARE, INC.


                          By:  /s/  Don J. McDermett, Jr.
                               --------------------------------
                               Don J. McDermett, Jr.
                               Senior Vice President, General
                               Counsel and Secretary


 Dated:  September 7, 1999



                             INDEX TO EXHIBITS


 Exhibit
 Number                   Exhibit

 99.1           Press release, dated September 3, 1999, issued by Sterling
                Software, Inc.*

 ____________________
 *  Filed herewith.